UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 1, 2016

BREEDIT CORP.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 1, 2016, BreedIT Corp. (the "Registrant") issued and sold a total of 23,474,178 restricted shares of the Registrant's common stock, par value $0.0001 per share (the "Shares") as set forth below:

Name of Issuee	Date of Issuance	Number of Shares	Consideration	Bases for Issuance
Traistman Radziejewski Fundacja Ltd. (1)	05/01/2016	23,474,178	$500,000	Subsription

(1) The control person of Traistman Radziejewski Fundacja Ltd., organized under the laws of the State of Israel, is Adam Regev, a resident of Israel.

The Registrant's issuance of the above-referenced restricted Shares, without registration under the Securities Act of 1933, as amended (the "Act"), was in reliance upon the exemptions contained in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") and Section 4(2) of the Act. The Issuee is not a "U.S. Persons" as that term is defined in Rule 902 of Regulation S and is either "accredited investors" as that term is defined in Rule 501 promulgated by the SEC under Regulation D of the Act or sophisticated persons with sufficient knowledge about the Registrant and the risks associated with restricted securities in general.

The certificate(s) evidencing the above-referenced Shares will not be issued until: (i) the closing of the merger (the "Closing") by and between the Registrant and Novomic Ltd, an Israeli company pursuant to a definitive Merger Agreement, a copy of which was attached as Exhibit 10.10 to the Registrant's Form 8-K filed with the SEC on February 10, 2016; and (ii) the effective date of a reverse split of the Registrant's Shares on a one for thirty (1:30) basis (the "Reverse Split"). It is contemplated that the Closing will occur in or about the first week of July, 2016. In connection with Closing, the Registrant intends to file an Information Statement on Schedule 14C to implement the Reverse Split and the Registrant's name change (the "Name Change"), among other corporate actions contemplated in the Merger Agreement, which are subject to approval by FINRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BreedIt Corp.

By:	/s/ Itschak Shrem
Name:	Itschak Shrem
Title:	Chief Executive Officer

Date: May 23, 2016